[LOGO OF BRIGGS

BUNTING &

DOUGHERTY, LLP APPEARS HERE]

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the use of our report dated January 26, 2004, incorporated in this Registration Statement by reference, included in the December 31, 2003 Annual Report to the shareholders of The Torray Fund, and to the references to our firm under the caption “Financial Highlights” in the prospectus and in the Statement of Additional Information.

BRIGGS, BUNTING & DOUGHERTY, LLP

Philadelphia, Pennsylvania

April 26, 2004

[LOGO OF BRIGGS

BUNTING &

DOUGHERTY, LLP APPEARS HERE]

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the use of our report dated January 26, 2004, incorporated in this Registration Statement by reference, included in the December 31, 2003 Annual Report to the shareholders of The Torray Institutional Fund, and to the references to our firm under the caption “Financial Highlights” in the prospectus and in the Statement of Additional Information.

BRIGGS, BUNTING & DOUGHERTY, LLP

Philadelphia, Pennsylvania

April 26, 2004